Exhibit 23.2

Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

To the Management Board

Landwirtschaftliche Rentenbank:

We consent to the use of our report incorporated by reference herein. Such report is included in the annual report on Form 18-K of Landwirtschaftliche Rentenbank for the year ended December 31, 2018.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

October 10, 2019